REFERENCE 1.1

                             SUBSCRIPTION AGREEMENT


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


                           1STOPSALE.COM HOLDINGS INC.
                             SUBSCRIPTION AGREEMENT

Gentlemen:

The Investor named below, by payment of the purchase price for such Common Shares, by the delivery of a check payable to 1STOPSALE.COM HOLDINGS INC., hereby subscribes for the purchase of the number of Common Shares indicated below (minimum of two hundred and fifty shares) of 1STOPSALE.COM HOLDINGS INC., at a purchase of $0.20 per Share as set forth in the Prospectus.

By such payment, the named Investor further acknowledges receipt of the Prospectus and the Subscription Agreement, the terms of which govern the investment in the Common Shares being subscribed for hereby.

A.  INVESTMENT:   (1)      Number of Shares                   ___________

                  (2)      Total Contribution ($0.20/Share)   $__________

                           Date of Investor's check           ___________

B.  REGISTRATION:
                  (3)      Registered owner: _____________________________

                           Co-Owner:         _____________________________

                  (4)      Mailing address:  _____________________________

                           City, State & zip: _____________________________

                  (5)      Residence Address (if different from above):
                           ===============================================

                  (6)      Birth Date:      ______/______/______

                  (7)      Employee or Affiliate:    Yes ______    No ______

                  (8)      Social Security: #: ______/______/______

                           U.S. Citizen [ ]          Other [ ]

                           Co-Owner Social Security:
                           #: ______/______/______

                           U.S. Citizen [ ]          Other [ ]

                           Corporate or Custodial:
                           Taxpayer ID #: ______/______/______

                           U.S. Citizen [ ]          Other [ ]

                  (9)      Telephone (H) (     ) _________________________


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C.  OWNERSHIP         [ ] Individual Ownership           [ ] IRA or Keogh

                      [ ] Joint Tenants with Rights of Survivorship

                      [ ] Trust/Date Trust Established_______________

                      [ ] Pension/Trust (S.E.P.)

                      [ ] Tenants in Common              [ ] Tenants by the
                                                             Entirety

                      [ ] Corporate Ownership            [ ] Partnership

                      [ ] Other_____________________


D. SIGNATURES: By signing below, I/we represent that I/we meet the suitability standards set forth in the Prospectus.

Registered Owner: _____________________________

Co-Owner:         _____________________________


Print Name of Custodian or Trustee: _____________________________

Authorized Signature: _____________________________

Date: _____________________

Signature: ___________________________________


MAIL TO:
      1STOPSALE.COM HOLDINGS INC.
      1422 Chestnut Street, Suite 410
      Philadelphia, Pennsylvania 19102
      Telephone: 215-569-9175
      Facsimile: 215-569-4710

------------------------------------------------------------------------------
FOR OFFICE USE ONLY:

Date Received: ________________________________________________

Date Accepted/Rejected ________________________________________

Subscriber's Check Amount: _______________________

Check No. ___________________ Date Check ________________

Deposited ________________________________

MR #________________


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